                                                                    EXHIBIT 23.9

                                   RUBIN, KOEHMSTEDT & NADLER, PLC
                                          A Virginia Professional Limited
                                          Liability Company
                                          Certified Public Accounts
                                          Management Consultants
                                          6551 Loisdale Court, Suite 715
                                          Springfield, Virginia
                                          22150                     703-971-2422

    We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3
(333-14025); S-4 (333-13133); and Post-Effective Amendement No. 1 to Form S-4 on Form S-4 on Form S-8 (333-36463) of our report dated June 7, 1996, except as to
Note 9, which is as of October 24, 1996, relating to the financial statements of Portran Corp., which report appears in this Current Report on Form 8-K of U.S. office Products Company.

/s/ GARY A. KOEHMSTEDT
------------------------------
Gary A. Koehmstedt
Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER,
PLC
December 22, 1997